UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2016

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2016, Greg Fahey, the Company's Chief Accounting Officer and Treasurer, notified Innovative Industrial Properties, Inc. (the “Company”) of his decision to retire from the Company. Mr. Fahey will remain with the Company until his successor is identified and appointed, and to transition responsibilities to that successor.

On December 23, 2016, the Compensation Committee of the Board of Directors (the “Board”) of the Company granted 14,825 restricted shares of Class A common stock (the “Shares”) to each of Alan Gold, the Company’s Executive Chairman, Paul Smithers, the Company’s President, Chief Executive Officer and member of the Board, Robert Sistek, the Company’s Chief Financial Officer and Executive Vice President, Investments, and Brian Wolfe, the Company’s Vice President, General Counsel and Secretary. The Shares vest in their entirety on May 30, 2017 for each of Messrs. Gold, Smithers, Sistek and Wolfe, provided that he continues to be an employee of the Company or a non-employee member of the Board on such date.

The Shares were issued to each of Messrs. Gold, Smithers, Sistek and Wolfe pursuant to a Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (the “Award Agreement”) under the Company’s 2016 Omnibus Incentive Plan, which form of Award Agreement is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

10.1(1)	Form of Restricted Stock Award Agreement for Officers.

(1)	Incorporated by reference to Exhibit 10.2 to Innovative Industrial Properties, Inc.'s Registration Statement on Form S-8 (File No. 333-214919), filed with the Securities and Exchange Commission on December 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2016	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Robert M. Sistek
	Name:	Robert M. Sistek
	Title:	Chief Financial Officer and Executive Vice President, Investments

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1(1)	Form of Restricted Stock Award Agreement for Officers.

(1)	Incorporated by reference to Exhibit 10.2 to Innovative Industrial Properties, Inc.'s Registration Statement on Form S-8 (File No. 333-214919), filed with the Securities and Exchange Commission on December 6, 2016.